UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

    On November 3, 2011, The First Marblehead Corporation (the "Corporation") announced its financial and operating results for the first quarter of fiscal 2012.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    On November 2, 2011, the Corporation received written notice from NYSE Regulation, Inc. that the Corporation was not in compliance with one of the New York Stock Exchange’s (the “NYSE”) continued listing standards.   The applicable listing standard requires an average closing price of not less than $1.00 per share over a consecutive 30 trading-day-period (the “Standard”).  As of November 1, 2011, the average closing price of the Corporation’s common stock over a consecutive 30 trading-day-period was $0.99 per share.

    The Corporation can regain compliance with the Standard at any time during a six-month cure period if, on the last trading day of any calendar month during the cure period, (i) the closing price per share of the Corporation’s common stock is at least $1.00 and (ii) the average closing price per share of the Corporation’s common stock is at least $1.00 over the 30 trading-day-period ending on the last trading day of that month.  Otherwise, the NYSE will commence delisting procedures.

    The Corporation has determined to notify the NYSE within 10 business days of receipt of the notice that it intends to cure the deficiency.  The Corporation’s common stock will continue to be listed and traded on the NYSE during the cure period (with a “.BC” indicator affixed to the ticker symbol), subject to the Corporation’s compliance with the other NYSE continued listing requirements.

    The Corporation’s press release issued on November 3, 2011, and furnished as Exhibit 99.1 to this current report on Form 8-K, disclosed the Corporation’s receipt of the notice from NYSE Regulation, Inc. and the fact that the Corporation had fallen below one of the NYSE’s continued listing standards.

Item 7.01.  Regulation FD Disclosure

Static Pool Data; Supplemental Presentation

    The Corporation has posted to its website static pool data as of September 30, 2011 with respect to certain securitization trusts facilitated by the Corporation, together with a supplemental presentation.  The static pool information includes original pool characteristics as of the closing date of the respective securitization and borrower payment status, delinquency, cumulative loss and prepayment data as of September 30, 2011.  The supplemental presentation includes parity ratios by trust, charge-off rates by risk segment, net recovery rates by year of default, six-month rolling prepayment rates, payment status by trust and payment status by risk segment.

    The static pool data and supplemental information can be found on the Corporation’s website, www.firstmarblehead.com, by clicking "For Investors."  In addition, the static pool information is furnished as Exhibit 99.2, and the supplemental presentation is furnished as Exhibit 99.3, to this current report on Form 8-K and each is incorporated under this Item 7.01 by reference.

    The information contained in Items 2.02 and 7.01 in this current report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

    (d)   Exhibits

    The following exhibits relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Corporation on November 3, 2011 entitled, "First Marblehead Announces First Quarter Financial Results and Successful First Full Peak Lending Season"

99.2	Static pool data as of September 30, 2011

99.3	Supplemental presentation dated September 30, 2011

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 3, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release issued by the Corporation on November 3, 2011 entitled, "First Marblehead Announces First Quarter Financial Results and Successful First Full Peak Lending Season"
99.2	Static pool data as of September 30, 2011
99.3	Supplemental presentation dated September 30, 2011